EXHIBIT 16.1

Letter from Andersen to the Securities and Exchange Commission, dated January 25, 1999

                                      January 25, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Room Plus, Inc.

Dear Sir/Madam:

         We have read Item 4 included in the Form 8-K dated January 19, 1999 of Room Plus, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                      Very truly yours,

                                      /s/ Arthur Andersen LLP
                                      ----------------------------
                                      ARTHUR ANDERSEN LLP
                                      Certified Public Accountants